SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K
Report of Foreign Issuer
Pursuant to Rule 13a-16 or 15d-16
under the Securities Exchange Act of 1934
For the month of March 2010

Commission File Number 001-32640

DHT HOLDINGS, INC.
(Translation of Registrant’s name into English)

26 New Street
St. Helier, Jersey JE23RA
Channel Islands
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F ☑   Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):
Yes ☐   No ☑

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):
Yes ☐   No ☑

On March 1, 2010, DHT Holdings, Inc., a Marshall Islands corporation (“New DHT”), became the successor to DHT Maritime, Inc., a Marshall Islands corporation (“Old DHT”).  This Report on Form 6-K is being filed for the purpose of establishing New DHT as the successor issuer pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to timely disclose events required to be disclosed on Form 6-K.

On March 1, 2010, Old DHT effected a series of transactions (collectively, the “Holdings Dividend”) that resulted in New DHT becoming the publicly held parent company of Old DHT.  In connection with the Holdings Dividend, each shareholder of Old DHT common stock on March 1, 2010 received one share of New DHT common stock for each share of Old DHT common stock held by such shareholder on such date.  Following the Holdings Dividend, shares of Old DHT common stock no longer trade on The New York Stock Exchange (the “NYSE”).  Instead, shares of common stock of New DHT now trade on the NYSE under the ticker symbol “DHT”, which is the same ticker symbol of Old DHT.  While the shares of common stock of Old DHT temporarily remain outstanding, these shares are uncertificated and do not trade on the NYSE, have very little value and will likely be retired in the near future.  The economic value and voting power of shares of Old DHT common stock have been transferred, on a one-for-one basis, to shares of New DHT common stock.

The Holdings Dividend was effected through a series of transactions.  First, the board of directors of Old DHT designated a new series of preferred stock, Series A Junior Participating Preferred Stock, and declared a pro rata dividend of the shares of such preferred stock to the holders of Old DHT common stock as of March 1, 2010.  In connection with such dividend, the shares of preferred stock were deposited in a trust for the benefit of the holders of Old DHT common stock.  By virtue of its dividend, voting and other rights, this preferred stock of Old DHT reflects nearly all of the voting and economic value of Old DHT.  The Certificate of Designations of the Series A Junior Participating Preferred Stock is filed as Exhibit 4.1 hereto and is incorporated by reference herein.  Second, the trust contributed the shares of the preferred stock to New DHT in exchange for a number of shares of New DHT common stock equal to the number of shares of Old DHT common stock outstanding immediately prior to the Holdings Dividend.  Third, the trust distributed the shares of New DHT common stock to the holders of Old DHT common stock (the beneficiaries of the trust) on a one-for-one basis, such that each holder of Old DHT common stock received one share of New DHT common stock for each share of Old DHT common stock held by such holder.  As a result of the Holdings Dividend, each Old DHT shareholder holds one share of New DHT common stock for each share of Old DHT common stock held by such shareholder immediately prior to the Holdings Dividend.  Each outstanding certificate for shares of Old DHT common stock has become a certificate for the same number of shares of New DHT common stock.  As a result of the Holdings Dividend, shares of Old DHT common stock shall be uncertificated.

The listing of New DHT common stock on the NYSE will be effective immediately.  The CUSIP number of the common stock of New DHT remains Y2065G105.

Prior to the Holdings Dividend, shares of Old DHT common stock were registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE under the ticker symbol “DHT”.  Old DHT has requested that the NYSE file with the Securities and Exchange Commission (the “Commission”) a Form 25 to remove Old DHT’s common stock from listing on the NYSE.  Following the filing of the Form 25 by the NYSE, New DHT expects to file a Form 15 with the Commission to terminate the registration of Old DHT’s common stock.

Pursuant to Rule 12g-3(a) of the Exchange Act, New DHT is the successor issuer to Old DHT and the shares of New DHT common stock are deemed to be registered under Section 12(b) of the Exchange Act.

A series of questions and answers about the Holdings Dividend is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

After giving effect to the Holdings Dividend, as of March 1, 2010, there are 48,702,181 shares of New DHT common stock issued and outstanding.  The description of the common stock of New DHT is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of New DHT, which are filed as Exhibits 3.1 and 3.2 and hereto, respectively, and are incorporated by reference herein.

Each of the directors and officers of Old DHT immediately prior to the Holdings Dividend were appointed to the same position with New DHT.  In connection with the appointments described above, New DHT entered into indemnification agreements with Ole Jacob Diesen, New DHT’s Chief Executive Officer, and Eirik Ubøe, New DHT’s Chief Financial Officer, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.  Additionally, in connection with the Holdings Dividend, Old DHT’s incentive compensation plan was assumed by New DHT.

In connection with the Holdings Dividend, New DHT provided a guaranty to the charterers of New DHT’s vessels on time charter.  The guaranty is filed as Exhibit 10.3 hereto and is incorporated by reference herein.  In addition, New DHT provided a guaranty to Tanker Management Ltd., the ship manager of each of New DHT’s vessels on time charter.  The guaranty is filed as Exhibit 10.4 hereto and is incorporated by reference herein.  These guaranties are substantially similar to the guaranties provided by Old DHT to the charterers of New DHT’s vessels on time charter and to Tanker Management Ltd., respectively.

On March 1, 2010, New DHT issued a press release announcing the completion of the Holdings Dividend.  The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

EXHIBIT LIST

Exhibit	Description

3.1	Articles of Incorporation of DHT Holdings, Inc.
3.2	Bylaws of DHT Holdings, Inc.
4.1	Certificate of Designations of Series A Junior Participating Preferred Stock of DHT Maritime, Inc.
10.1	Indemnification Agreement, dated as of March 1, 2010, between DHT Holdings, Inc. and Ole Jacob Diesen
10.2	Indemnification Agreement, dated as of March 1, 2010, between DHT Holdings, Inc. and Eirik Ubøe
10.3	Guaranty, dated as of March 1, 2010, made by DHT Holdings, Inc. in favor of the charterers listed on Schedule I thereto
10.4	Guaranty, dated as of March 1, 2010, made by DHT Holdings, Inc. in favor of Tanker Management Ltd.
99.1	Press Release dated March 1, 2010
99.2	Questions and Answers about DHT Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DHT Holdings, Inc.
Registrant

Date: March 1, 2010	By:	/s/ Eirik Ubøe